INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-31425, 333- 40603, and 333-50265 on Form S-3 and 333-11549, 333-25925,
333-37137, and 333-74769 on Form S-8 of fonixTM corporation of our report dated March 28, 1997, appearing in this amended Annual Report on Form 10-K/A of fonixTM corporation for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Salt Lake City, Utah
August 10, 1999